SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


 Filed by the Registrant  |X|
 Filed by a Party other than the Registrant  |_|

 Check the appropriate box:

|_|      Preliminary Proxy Statement           |_|      Confidential, for use of
|X|      Definitive Proxy Statement                     the Commission Only (as
|_|      Definitive Additional Materials                permitted by Rule
|_|      Soliciting Material Pursuant to                14a-6(e)(2))
         Rule 14a-11(c) or Rule 14a-12



                      RESEARCH PARTNERS INTERNATIONAL, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|   No fee required.
         |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

               _______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

               ________________________________________________________________

         (4)   Proposed maximum aggregate value of transaction:

               ________________________________________________________________

         (5)   Total fee paid:

               ________________________________________________________________

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:
               ________________________________________________________________

         (2)   Form, Schedule or Registration Statement No.:
               ________________________________________________________________

         (3)   Filing Party:
               ________________________________________________________________

         (4)   Date Filed:
               ________________________________________________________________

--------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                      RESEARCH PARTNERS INTERNATIONAL, INC.

                             One State Street Plaza
                            New York, New York 10004

                          ---------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                          ---------------------------

                               September 22, 1999

                               -------------------

                NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Research Partners International, Inc. ("Company") will be held at our principal office, located at One State Street Plaza, New York, New York 10004, on September 22, 1999, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:


               1. To elect three directors to serve for the ensuing three-year period and until their successors are elected and qualified;

               2. To elect one director to serve for the ensuing two-year period and until her successor is elected and qualified;

               3. To approve an amendment to the Company's 1991 Employee Incentive Plan to permit non-employee directors of the Company to participate in this plan and to modify provisions regarding administration of this plan; and

               4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

                  Our Board of Directors has fixed the close of business on August 16, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                  Your vote is very important. You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person.


                                       By Order of the Board of Directors


                                       Herbert Sontz, Secretary

New York, New York
August 19, 1999

                      RESEARCH PARTNERS INTERNATIONAL, INC.

                          ---------------------------

                                 PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 22, 1999

                          ---------------------------


        This Proxy Statement and the accompanying form of proxy is furnished to you in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use in voting at the Annual Meeting of Stockholders to be held at our principal place of business, located at One State Street Plaza, New York, New York, 10004, on September 22, 1999, at 10:00 a.m., and at any and all adjournments thereof.

        On or about August 19, 1999, this Proxy Statement and the accompanying form of proxy, together with a copy of our Annual Report for the fiscal year ended January 31, 1999, are being mailed to each stockholder of record at the close of business on August 16, 1999.

What am I voting on?

          o    The election of three directors to serve for a three-year term:
               David M. Nussbaum, Roger N. Gladstone and Richard Y. Roberts.

          o    The election of one director for a two-year term: Roswitha
               Mueller.

          o A proposal to amend our 1991 Employee Incentive Plan that will permit our non-employee directors to participate in this plan and to modify provisions regarding the administration of this plan.

Who is entitled to vote? What is the total number of voting securities outstanding?

         Holders of our Common Stock as of the close of business on August 16, 1999, the record date, are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the record date. As of the record date, our Company had issued and outstanding 8,643,709 shares of Common Stock.

Can I change my vote after I return my proxy card?

         Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of our Company, in person, or by written notification actually received by the Secretary, at any time prior to its being voted.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of a majority of our outstanding Common Stock (or 4,321,855 shares) constitutes a quorum at the meeting, permitting us to conduct our business. Proxies that are returned to us but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

What is a "broker non-vote"?

         A "broker non-vote" occurs if a broker submits a proxy that states that the broker does not vote for one or more of the proposals. The broker does this because it has not received instructions from the beneficial owner on how to vote on such proposals and the broker does not have discretionary authority to vote without these instructions.

How do I vote?

         Sign and date the accompanying proxy card and return it to us in the prepaid envelope and it will be voted as you direct. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the three directors, FOR the election of the one director and FOR the proposal to amend our 1991 Employee Incentive Plan. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each item?

         o Election of Directors. The election of directors requires a plurality vote of the Common Stock voted at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any securities not voted "FOR" a particular nominee will not be counted in such nominee's favor.

         o Amendment of our 1991 Employee Incentive Plan and Other Items. The proposal to amend our 1991 Employee Incentive Plan and all other proposals to be voted on will require the affirmative vote of a majority of the Common Stock present or represented at the meeting and entitled to vote on that item at the meeting. On any such matter, abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the vote.

What does our Company do?

         We provide investment banking, research, securities brokerage and trading services, with an emphasis on small and mid-capitalization companies, through our principal operating subsidiaries. In the fiscal year ended January 31, 1999, our principal subsidiaries consisted of GKN Securities Corp., Southeast Research Partners, Inc., which we acquired in March 1997, Shochet Securities, Inc., which we acquired in November 1995, and Research Partners International AG, hereinafter referred to as RPII-AG, which we established in February 1996. In June 1999, we sold certain of the assets of Southeast Research Partners, Inc. and it was renamed EarlybirdCapital.com Inc. We also have operations in the merchant banking business through our Dalewood Associates, Inc. subsidiary, which we acquired in December 1996 and which is the general partner of Dalewood Associates, L.P., a private investment fund.

Beneficial Ownership of Voting Securities by 5% Stockholders, Directors and Executive Officers

         The table below sets forth stock ownership information as of August 16, 1999, with respect to (i) those persons or groups known to us to beneficially own more than 5% of our outstanding voting securities, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer and four of our other most highly compensated executive officers whose compensation was $100,000 or greater during fiscal 1999, and (iv) all of our directors and executive officers as a group.

         The information is based upon information furnished by the persons listed below or contained in filings made by them with the Securities and Exchange Commission.

                                        Number of Shares    Percent Beneficially
Name of Beneficial Owner               Beneficially Owned*         Owned
------------------------               -------------------  --------------------
David M. Nussbaum(1)                           1,202,442(2)        13.9%

Roger N. Gladstone(1)                          1,188,275(3)        13.7

Peter R. Kent                                    115,087(4)         1.3

Lester Rosenkrantz                                41,430(5)          **

Robert H. Gladstone(1)                           498,275(6)         5.7

James I. Krantz                                  171,875(7)         2.0

John P. Margaritis                                10,000(8)          **

Roswitha S. Mueller                                -0-               **

Arnold B. Pollard                                 10,000(8)          **

Richard Y. Roberts                                10,000(8)          **

Dr. Ernst Muller-Mohl(9)                       1,250,000           14.5

All Executive Officers
  and Directors as a group
  (11 persons)                                 3,247,384(10)       36.6%

------------------------------

* For purposes of the information set forth above, all shares of our Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of warrants or options or other convertible securities are deemed to be currently owned and outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to the table, the security holders listed above possess sole voting and investment power with respect to their securities, subject to community property laws where applicable.

**  Less than 1%.

(1) The business address of David M. Nussbaum and Robert H. Gladstone is One State Street Plaza, New York, New York 10004. The business address of Roger
    N. Gladstone is 433 Plaza Real, Boca Raton, Florida 33432.

(2) Includes 20,000 shares issuable upon exercise of options and 56,331 restricted shares issued to Mr. Nussbaum under the Company's 1996 Incentive Compensation Plan ("IC Plan"). The holders of the restricted shares issued under the IC Plan ("IC Shares") have the power to vote and the right to receive dividends with respect to such shares but the IC Shares do not vest until March 2000 and may not be transferred prior to that date. Does not include 35,000 shares held by The Nussbaum Family Foundation, Inc., one of whose directors is the spouse of Mr. Nussbaum. Mr. Nussbaum disclaims beneficial ownership of the shares held by such foundation.

(3) Includes 20,000 shares issuable upon exercise of options and 42,164 IC Shares. Does not include 27,500 shares held by The Lisa and Roger Gladstone Foundation, one of whose directors is the spouse of Roger Gladstone. Roger Gladstone disclaims beneficial ownership of the shares held by such foundation.

(4) Includes 70,000 shares issuable upon exercise of options and 45,087 IC
    Shares.

(5) Includes 25,000 shares issuable upon exercise of options and 16,430 IC
    Shares.

(6) Includes (i) 52,500 shares issuable upon exercise of options which are held by Robert Gladstone's spouse, (ii) 56,331 IC Shares, and (iii) 6,666 shares issuable upon exercise of options. Does not include 5,000 shares held by The Robert Gladstone Family Foundation, one of whose directors is the spouse of Robert Gladstone. Mr. Gladstone disclaims beneficial ownership of the shares held by such foundation.

(7) Includes 3,125 shares held by Mr. Krantz's spouse and 10,000 shares issuable upon exercise of options.

(8) Includes 10,000 shares issuable upon exercise of options.

(9) The business address of Dr. Ernst Muller Mohl is Ramistr. 18, Zurich 8001, Switzerland.

(10)Includes the shares issuable upon exercise of options and included in the table as described in the above footnotes.

                    Proposals 1 and 2: Election of Directors

Three Classes of Directors

         Our Board of Directors is divided into three classes with approximately one-third of our directors standing for election each year, generally for a three-year term. You are requested to vote for three nominees for director whose terms expire at this meeting and who will be elected for a new three-year term and until their successors are elected and qualified: David M. Nussbaum, Roger
N. Gladstone and Richard Y. Roberts. You also are requested to vote for one nominee for director whose term expires at this meeting and who will be elected for a new two-year term and until her successor is elected and qualified:
Roswitha S. Mueller.

         Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of the nominees set forth below. If any nominee becomes unavailable for election to the Board of Directors, the Board may, by resolution, provide for a lesser number of directors or the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Biographical Information Regarding the Directors

         Information regarding each director, including each director nominated for re-election, is set forth on the following pages.

Nominees for director for three-year terms ending in 2002:

         The Board recommends a vote FOR the nominees.

         David M. Nussbaum, 45 years old, is our Chairman of the Board. He and Peter R. Kent, our President, comprise the Office of the Chief Executive of our Company and they share executive responsibilities as they determine. He served as Chief Executive Officer from September 1990 until June 1999, served as our Executive Vice President from January 1987 until September 1990 and has served as one of our directors since January 1987. In June 1999 he became Chairman of the Board and Chief Executive Officer of EarlybirdCapital.com (formerly Southeast), and prior to that time served as an executive officer of this subsidiary since it was acquired by us in March 1997. He is also Chairman of the Board of GKN Securities and served as its Chief Executive Officer until June 1999. He has been an executive officer of Dalewood since our acquisition of

Dalewood in December 1996. Mr. Nussbaum serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and a member of the Board of Directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. From 1984 through 1986, Mr. Nussbaum was engaged primarily in the acquisition, management, syndication and operation of real estate projects. From 1980 through 1984, Mr. Nussbaum was engaged in the private practice of law at the firm of Rosenman Colin Freund Lewis & Cohen in New York. Mr. Nussbaum graduated from the University of Michigan, magna cum laude. He received his law degree (cum laude; Order of the Coif) from New York University School of Law. In August 1997, Mr. Nussbaum concluded a settlement with NASD Regulation, Inc. ("NASDR") resolving an NASDR investigation, discussed below.

         Roger N. Gladstone, 45 years old, has been our Vice Chairman of the Board since June 1999 and one of our directors since January 1987. He served as our President from January 1987 until June 1999. In June 1999 he became Chairman of the Board and Chief Executive Officer of Shochet, and prior to that time served as an executive officer of this subsidiary. He also served as President of GKN Securities until June 1999. He is also executive officer of Shochet and Dalewood. Mr. Gladstone serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and an honorary member of the board of directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. Mr. Gladstone is a Director of No Small Affair South, a charitable foundation which provides positive experiences for disadvantaged children. From 1984 through 1986, Mr. Gladstone was engaged primarily in the acquisition, management, syndication and operation of real estate projects. From 1980 through 1984, Mr. Gladstone was engaged in the private practice of law in New York. Mr. Gladstone graduated from Stanford University, received a Master of Business Administration from New York University and received his law degree from the Benjamin N. Cardozo School of Law, Yeshiva University. In August 1997, Mr. Gladstone concluded a settlement with the NASDR resolving an NASDR investigation, discussed below.

         Richard Y. Roberts, 48 years old, was elected a director of our Company in December 1997. Mr. Roberts became affiliated with Thelen Reid & Priest LLP (then known as Reid & Priest LLP) in January 1997, as counsel, where he participates in their Business and Finance, Infrastructure and Government, and Utility and Energy Practice Groups. From August 1995 to December 1996, Mr. Roberts served as General Counsel to Princeton Venture Research, Inc., a venture capital securities consulting firm. From October 1990 to July 1995, Mr. Roberts served as a Commissioner of the United States Securities and Exchange Commission. Prior to his term as Commissioner, Roberts served as the administrative assistant and the legislative director for then Congressman and later Senator Richard Shelby. Mr. Roberts is a member of the Legal Advisory Board of the National Association of Securities Dealers, Inc., the Advisory Board of Securities Regulation & Law Reports, the Editorial Board of the Municipal Finance Journal, and the National Board of Policy Advisors of the Institute of Law and Economic Policy. He is a graduate of Auburn University where he earned a Bachelor of Science in Electrical Engineering. He received his Juris Doctorate from the University of Alabama School of Law and his Master of Laws from the George Washington University Law Center. Mr. Roberts is a member of the Alabama Bar and the District of Columbia Bar.

Nominee for director for two-year term ending in 2001:

The Board recommends a vote FOR the nominee.

         Roswitha S. Mueller, 41 years old, was elected a director of our Company in June 1999. Ms. Mueller is a director of The Acacia Group, Inc., a private money management firm. From 1992 until November 1998 she served in various positions with Merrill Lynch & Co. and was Vice President Institutional Sales in that Firm's New York office from March 1996 until November 1998. Prior to that time, Ms. Mueller performed financial analysis and portfolio management at BZ Bank Zurich Ltd. from 1986 until 1990. She received her Masters in Business Administration in Finance from the Amos Tuck School of Business Administration, Dartmouth College, and her Master of Arts from the University of Basel. Ms. Mueller is the cousin of Dr. Ernst Muller-Mohl, who beneficially owns more that 5% of our outstanding common stock.

Other directors continuing in office until 2001:

         Peter R. Kent, 46 years old, has served as our President since June 1999. He and David M. Nussbaum, our Chairman, comprise the Office of the Chief Executive of our Company and they share executive responsibilities as they determine. He has served as a director of our Company since May 1996. From February 1996 until June 1999 he served as our Chief Operating Officer and from July 1995 until October 1998 he served as our Chief Financial Officer. Since June 1999 he has served as Vice Chairman of GKN Securities. From February 1996 until June 1999 he served as Chief Operating Officer of GKN Securities and from July 1995 until October 1998 he served as its Chief Financial Officer. In June 1999 he became President and Chief Operating Officer of EarlybirdCapital.com, and prior to that time served as an executive officer of this subsidiary since our acquisition of it in March 1997. Until October 1998 he served as Chief Financial Officer of Shochet, which position he held since we acquired it in November 1995. He also has served as an executive officer of Dalewood since we acquired it in December 1996. He also has served as director of RPII-AG since January 1998. From September 1991 through February 1995, Mr. Kent served initially as Chief Financial Officer, and subsequently as President, Chairman of the Board, and Chief Executive Officer, of Consolidated Waste Services of America, Inc., a solid waste management and recycling company. From 1988 until 1991, Mr. Kent was employed by the securities firm of Wessels, Arnold & Henderson, where he served as a member of the Corporate Finance Department in charge of its Environmental Services Group. From 1984 to 1988, Mr. Kent was employed by Henry Ansbacher, Inc., a firm involved in the field of media mergers and acquisitions, initially as Chief Financial Officer and subsequently as its President and Chief Operating Officer. Previous to 1984, Mr. Kent had been employed by Sutro & Co. Incorporated, Wells Fargo Bank, and Arthur Andersen & Co. Mr. Kent is a Certified Public Accountant. Mr. Kent graduated from the University of California at Berkeley, where he also received his Masters in Business Administration.

         John P. Margaritis, 50 years old, has served as a director of our Company since August 1996. Since September 1998, Mr. Margaritis served as President and Chief Executive Officer of The Hawthorn Group New York, an international public relations firm. From June 1997 until September 1998, Mr. Margaritis served as Chief Executive Officer of Margaritis & Associates, a public relations consulting firm. Mr. Margaritis was the President and Chief Executive Officer of Ogilvy Adams & Rinehart (currently known as Ogilvy Public Relations Worldwide), a public relations firm from January 1994 through February 1997, and was the President and Chief Operating Officer from January 1992 to January 1994. From July 1988 until January 1992, Mr. Margaritis was Chairman and Chief Executive Officer of Ogilvy & Mathers, Public Relations. Mr. Margaritis is a director of the Arthur Ashe Institution for Urban Health and Research America, a non-profit organization to promote government's support of medical research. Mr. Margaritis is a member of the President's Advisory Counsel for the Museum of Television and Radio. Mr. Margaritis is also a trustee of Washington and Jefferson College. Mr. Margaritis graduated from Washington and Jefferson College and received his masters degree from the New School for Social Research.

Directors continuing in office until 2000:

         James I. Krantz, 44 years old, has been one of our directors since September 1990. Since 1977, Mr. Krantz has served as a Property, Casualty and Life Insurance Broker and has been engaged in real estate management and investment. Since September 1997 Mr. Krantz served as President and Chief Executive Office of York International Agency, Inc., a full service insurance agency and from 1993 to September 1997, Mr. Krantz served as Vice President of York International Agency. Mr. Krantz graduated from Syracuse University. He received his Chartered Property Casualty Underwriter (CPCU) designation in 1989.

         Arnold B. Pollard, 56 years old, has been one of our directors since August 1996. Since June 1993 he has been the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For over 20 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Mr. Pollard was a founding member of the Strategic Decision Analysis Group of SRI, a company engaged in management consulting and contract research. Since October 1996, Mr. Pollard has served as a director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of mortgage financing, of Sonic Foundry, a public company which develops audio software, and International Management Education Foundation, a non-profit educational organization. From 1989 to 1991 Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing. From 1970 to 1973 Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi) and holds a doctorate in Management Science from Stanford University.

         Lester Rosenkrantz, 58 years old, has been a director and Executive Vice President of our Company and GKN Securities since February 1994. Mr. Rosenkrantz has been a director of Southeast since our acquisition of Southeast in March 1997. Mr. Rosenkrantz was Vice Chairman and Director of Corporate Finance of Reich & Co., Inc. (formerly Vantage Securities), a member of the New York Stock Exchange ("NYSE"), from November 1990 until January 1994. He has also served in various management positions at Rosenkrantz, Lyon and Ross, Incorporated, a NYSE member firm from 1973 to 1990, serving as Vice Chairman at the end of his tenure. Mr. Rosenkrantz was employed by Andresen & Company from 1963 to 1973, lastly as a General Partner and head of institutional and retail sales. Mr. Rosenkrantz graduated from Pennsylvania State University.

Other key employees:

         Robert H. Gladstone, 41 years old, served as our Executive Vice President from November 1993 until June 1999 and was one of our directors from January 1992 to May 1996. In June 1999 he became President and Chief Executive Officer of GKN Securities, where he served as an executive officer of GKN Securities since January 1990. In January 1997, Mr. Gladstone concluded a settlement with the Securities and Exchange Commission ("SEC") resolving an SEC investigation and in August 1997, he concluded a settlement with the NASDR resolving an NASDR investigation, both of which are discussed below.

         Richard M. Feldman, 38 years old, has served as our Senior Vice President and Chief Financial Officer and Chief Financial Officer of GKN Securities and Shochet since joining our Company in October 1998. In June 1999 he also was appointed Senior Vice President of GKN Securities and Executive Vice President of Shochet. From August 1992 to October 1998, Mr. Feldman had served in similar capacities at several broker dealers, including Waterhouse Securities, Inc. and Muriel Siebert & Co., Inc., two national brokerage firms. From 1982 through July 1992, Mr. Feldman was employed by Deloitte & Touche, LLP, an international accounting firm. Mr. Feldman is a Certified Public Accountant, and a member of the New York State Society of CPAs, the American Institute of CPAs and the Security Industry Association. Mr. Feldman graduated from the University of Massachusetts and received a Bachelor of Arts in Business Administration.

         Roger N. Gladstone is the brother of Robert H. Gladstone and the brother-in-law of David M. Nussbaum. No other family relationships exist between any of the executive officers or directors of the Company or its subsidiaries.

         In January 1997, GKN Securities and Robert H. Gladstone concluded a settlement with the SEC resolving a SEC investigation arising out of customer complaints against certain brokers and alleged related supervisory failures during 1991 and 1992. The settlement was entered in to without admitting or denying the SEC's findings. Under the terms of the settlement, GKN Securities paid a penalty of $100,000, engaged an independent consultant to review the firm's supervisory and compliance policies and procedures and agreed to implement the recommendations of the independent consultant. Robert H. Gladstone agreed to pay a penalty of $50,000 and agreed to a suspension from all association in any capacity with any broker, dealer, investment advisor, investment company or municipal securities dealer for a period of thirty days, and agreed not to be associated in a supervisory capacity for eleventh months thereafter. In August 1997, GKN Securities and certain of its executive officers, senior managers or former and present brokers (including David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone) reached settlements with the NASDR resolving an NASDR investigation concerning alleged excessive markups on warrants of several companies GKN Securities underwrote and for which it made a market during the period 1993 through 1996. The settlement was entered into without admitting or denying the NASDR's allegations. Under the settlement, GKN Securities consented to sanctions including censure, the payment of restitution, interest and fines of $1,723,000 and engaged an independent consultant to review GKN Securities' policies, practices and procedures relating to the fair pricing and commissions charged to customers and to related supervisory and compliance policies and structure and agreed to implement the recommendations of the independent consultant. Each of David M. Nussbaum and Roger N. Gladstone consented to censure, a fine of $50,000 and a suspension from association in any capacity with any member of the NASD for thirty days. Robert H. Gladstone consented to a censure, a fine of $100,000, a suspension from association in any capacity with any member of the NASD for a period of thirty days and a suspension from association, with any member in a principal or supervisory capacity for a period of three months. In addition, he was required to requalify by examination as a General Securities Principal if he subsequently became associated as a principal or supervisor following the termination of his suspension.

Meetings of the Board of Directors:

     During fiscal 1999, our Board of Directors held seven meetings and acted by unanimous written consent on one occasion.

Committees of the Board of Directors:

Audit Committee

     Current members: Roger Gladstone, J. Margaritis, A. Pollard and R. Roberts

     Number of Meetings in fiscal 1999:     Two

     Functions:

           o      reviews the scope of accounting audits

           o reviews with the independent auditors the corporate accounting practices and policies and recommends to whom reports should submitted

           o      reviews with the independent auditors their final report

           o reviews with the internal and independent auditors overall accounting and financial controls, and

           o are available to the independent auditors during the year for consultation purposes.

Compensation Committee

     Current Members:   D. Nussbaum, J. Margaritis and A. Pollard

     Number of Meetings in Fiscal 1999:     Three

     Functions:

           o reviews and makes recommendations to our Board of Directors regarding salaries, compensation benefits (other than with respect to the Company's 1991 Employee Incentive Plan ("1991 Plan") and IC Plan), and

           o will review any related party transactions on an ongoing basis for potential conflicts of interest.

Employee Incentive Committee

     Current Members:    J. Margaritis and A. Pollard

     Number of Meetings in Fiscal 1999:       One

     Functions:

           o     decisions regarding grants of awards under the 1991 Plan and IC
                 Plan.

Executive Committee

     Current Members: D. Nussbaum, R. Gladstone, P. Kent, J. Margaritis and
                      A. Pollard

     Number of Acts by Written Consent in Fiscal 1999: Four

     Functions:

           o may address any and all matters handled by our Board of Directors, except as otherwise provided by law.

Director Compensation

         Directors who are employed by us are not compensated for their services as our directors nor for any committee participation. Directors who are not employed by us are paid $2,500 per quarter. In June 1999, each of the five non-employee directors were granted ten-year options to purchase 5,000 shares of Common Stock at a purchase price of $3.6875, which options vest as to one-third of the shares on each of the first three anniversaries of the grant date.

Executive Compensation

         The following table shows the compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years ended January 31, 1999, 1998 and 1997, to our Chief Executive Officer and to our other four most highly compensated executive officers whose compensation was $100,000 or greater during fiscal 1999. The following individuals are referred to as the "Named Officers."


                           Summary Compensation Table

                                                                                  Long Term Compensation
                                                                                  ----------------------

                                          Fiscal        Annual Compensation       Restricted    Securities              All
                                           Year         -------------------         Stock       Underlying             Other
                                           Ended        Salary        Bonus        Awards (1)  Options/SARS       Compensation(2)(3)
Name and Principal Position              January 31,     ($)           ($)           ($)            (#)                  ($)
---------------------------------------- ------------ ------------ ------------ -------------- -------------- --------------------
David M. Nussbaum                           1999        240,000        -0-           -0-            -0-             1,132,416(4)
  Chairman of the Board and Chief           1998        240,000        -0-           -0-            -0-               453,987(5)
  Executive Officer of the Company          1997        240,000      252,986       337,986          -0-             1,314,090
  and GKN Securities

Roger N. Gladstone                          1999        240,000        -0-           -0-            -0-               577,692(4)
  President of the Company and GKN          1998        240,000        -0-           -0-            -0-               703,736(5)
  Securities                                1997        240,000      252,986       252,986          -0-             1,337,000

Peter R. Kent                               1999        200,000        -0-           -0-            -0-                 2,400
  Chief Operating and Financial             1998        200,000        -0-           -0-            -0-                 -0-
  Officer of the Company and GKN            1997        200,000      444,210       270,523          -0-                 -0-
  Securities

Robert H. Gladstone                         1999        240,000        -0-           -0-            -0-               868,023(4)
  Executive Vice President of the           1998        240,000        -0-           -0-            -0-               415,008(5)
  Company and GKN Securities                1997        240,000      252,986       337,986         6,666            1,301,359

Lester Rosenkrantz                          1999        175,000        -0-           -0-            -0-                22,536
  Executive Vice President of the           1998        175,000        -0-           -0-            -0-                23,323(5)
  Company and GKN Securities                1997        157,500      140,746        98,582          -0-                86,164

(1) Amounts shown in fiscal 1997 represent dollar values of restricted shares issued pursuant to the IC Plan based on the closing price our common stock on the date of grant. The IC Shares reported in the Summary Compensation Table vest, in whole, on the third year anniversary from the date of grant. The holders of the IC Shares have the right to vote such shares and to receive dividends paid with respect to such shares. See "Compensation Arrangements - 1996 Incentive Compensation Plan."

(2) Amounts shown for fiscal 1998 and 1997 consist primarily of commissions paid on the brokerage of securities. Amounts shown for fiscal 1999 also include, to a lesser extent, contributions pursuant to our 401(k) plan consisting of (a) cash in the amount of $1,200, $1,200, $1,200, $1,200 and $470, and (b) dollar values of common stock in the amounts of $1,200, $1,200, $1,200, $1,200 and $470, all on behalf of David M. Nussbaum, Roger N. Gladstone, Peter R. Kent, Robert H. Gladstone and Lester Rosenkrantz, respectively, to match, based upon a formula set forth in the 401(k) plan, fiscal 1999 pretax salary reduction deferral contributions (included herein under the column Salary). Dollar values of our

Common Stock contributed by us are based upon the closing price of our Common Stock on the last trading day prior to our 1999 fiscal year end. The matching contribution vests based upon years of service in accordance with a formula set forth in our 401(K) plan, but the salary reduction deferral amount contributed by the employee is 100% immediately vested upon deferral by such employee.

(3) Amounts shown in fiscal 1999 also represent dollar values of restricted shares contributed by us and allocated to the account of three of the Named Officers pursuant to the Deferred Compensation Plan of GKN Securities. Dollar values of Common Stock in the amounts of $9,240, $8,947 and $8,962 were contributed by us in April 1999 to the GKN Securities' Deferred Compensation Plan on behalf of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively, to match the amount of fiscal 1999 pretax commission payout which was deferred (included herein under the column All Other Compensation) by each of such Named Officers, respectively, and contributed by them to their respective accounts under the Deferred Compensation Plan. Both the Named Officers' commission payout deferred amount and the related GKN Securities matching contribution of our Common Stock have a three-year vesting period beginning at the end of the applicable deferral year. Therefore, if a Named Officer leaves the employ of GKN Securities prior to the end of the three-year vesting period, such Named Officer loses both GKN's Securities' matching contribution and the amount of the commission payout which was deferred by such Named Officer pursuant to the Deferred Compensation Plan.

(4) Includes a payment in securities of various companies with a market value of $876,250, $330,000 and $617,500 to David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone, respectively. These securities were received upon the exercise of Underwriter Warrants which were issued to the individuals during prior fiscal years.

(5) Includes a payment in securities of various companies with a market value of $147,911, $375,711, $92,703 and $7,811 to David M. Nussbaum, Roger N. Gladstone,
Robert H. Gladstone and Lester Rosenkrantz, respectively. These securities were received upon exercise of Underwriter Warrants which were issued to the individuals during prior fiscal years.

         Management cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. Management has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

Option Grants in Last Fiscal Year

         No stock options were granted to the Named Officers during fiscal 1999.

Option Exercises and Holdings

         The following table sets forth information concerning the number and value of unexercised options held by each of the Named Officers as of January 31, 1999.


                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION/SAR VALUES
                                                          Number of Securities                 Value of Unexercised
                          Shares                         Underlying Unexercised              In-The-Money Options/SARs
                         Acquired         Value          Fiscal Year-End (#)(1)              at Fiscal Year-End ($)(2)
                       on Exercise      Realized       --------------------------           --------------------------
        Name               (#)            ($)           Exercisable Unexercisable            Exercisable Unexercisable
-------------------    -----------      --------       ------------ -------------           ------------ -------------
David M. Nussbaum          -0-            -0-           20,000             -0-               -0-               -0-

Roger N. Gladstone         -0-            -0-           20,000             -0-               -0-               -0-

Peter R. Kent              -0-            -0-           70,000             -0-               -0-               -0-

Lester Rosenkrantz         -0-            -0-           25,000             -0-               -0-               -0-

Robert H. Gladstone        -0-            -0-            6,666             -0-               -0-               -0-

------------------

(1) Represents shares issuable upon exercise of options granted under the 1991 Plan.

(2) Based on the difference between the closing sale price of our common stock on January 29, 1999 ($1 3/4) and the exercise price of the option multiplied by the number of shares of common stock subject to the option.

Stock Price Performance Graph

         The Stock Price Performance Graph below compares cumulative total stockholder return for us, the Nasdaq Stock Market (US) Index and a peer group index selected by the Company* for the years since our initial public offering, effective July 30, 1996 through this fiscal year end, January 31, 1999. The graph plots the growth in value of an initial $100 investment in each of our common stock, the Nasdaq Stock Market (US) Index and the peer group index selected by the Company over the indicated time periods indicated in the graph, with dividends reinvested. The stock price performance shown in the graph below is not necessarily indicative of future price performance.


                                              Cummulative Total Return
                                        ---------------------------------------
                                        7/30/96       1/97      1/98       1/99

RESEARCH PARTNERS INTERNATIONAL, INC.     100         101        45         29

PEER GROUP                                100         127        201        214

NASDAQ STOCK MARKET (U.S.)                100         129        152        238


* The peer group index is selected by the Company and is comprised of the following companies engaged in the same business as the Company, each with a market capitalization within $50,000,000 of the Company's market capitalization: Advest Group, Inc., First Albany Companies Inc., Hoenig Group Inc., Interstate/Johnson Lane, Inc., JWgenesis Financial Corp., Kinnard Investments, Inc., Scott & Stringfellow Financial, Inc., Stifel Financial Corp. and Ziegler Companies, Inc.

Compensation Arrangements

   o     Employment Agreements Regarding Named Officers

         We have employment agreements with each of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone which expired on April 30, 1999 but were extended on a month-to-month basis by an employment letter agreement between us and each of such persons, dated as of April 28, 1999. Each agreement provides for a salary at the minimum rate of $20,000 per month and the issuance of up to 15% of any underwriter warrants issuable to us in connection with our corporate finance and investment banking activities. Messrs. Nussbaum, Gladstone and Gladstone each receive payments of 20% of the gross brokerage commissions generated under any of his or each other's customer accounts (an aggregate 60% pay-out) and they are also entitled to bonuses under the IC Plan discussed below. The agreements continue until either we or the employee gives the other notice to terminate the employment agreement at the end of any month, at least thirty days prior to the end of such month, unless terminated earlier under conditions set forth in the agreement. Notwithstanding the foregoing, effective February 1, 1999, each of Messrs. Nussbaum, Gladstone and Gladstone voluntarily agreed to waive one-half of their base-salary until such time as we report two consecutive profitable quarters. We also have an employment agreement with Peter
R. Kent which expired on April 30, 1999 but which was extended on a month-to-month basis by an employment letter agreement between us and Mr. Kent, dated as of April 28, 1999. The agreement provides for a salary at a minimum rate of $16,666.67 per month. Mr. Kent is also entitled to bonuses under the IC Plan. The agreement continues until either we or Mr. Kent gives the other notice to terminate the employment agreement at the end of any month at least thirty days prior to the end of such month, unless terminated earlier under conditions set forth in the agreement. On June 29, 1999, Mr. Kent was granted options to purchase 50,000 shares of common stock at a purchase price of $3.6875, which options vest as to one-third of the shares on each of the first three anniversaries of the grant date. The agreements with Messrs. Nussbaum, Gladstone, Gladstone and Kent contain non-compete provisions, expiring one year after termination of employment, which prohibit these persons from competing with us without our prior written consent. Our Board approved the annual salary of Lester Rosenkrantz as $175,000 for fiscal 1999 and fiscal 2000. Mr. Rosenkrantz is also entitled to commissions on his brokerage business and bonuses under the IC Plan.

         The compensation and employment relationships we have with our Named Executive Officers are currently being reviewed and we anticipate that certain changes may occur as a result of this review in the near future.

   o     1991 Employee Incentive Plan

         In June 1991 we adopted and our stockholders approved the 1991 Employee Incentive Plan which provides for the issuance of stock, stock options and other stock purchase rights to officers and other key employees and consultants who render significant services to us and our subsidiaries. The 1991 Plan was adopted to provide our Board with sufficient flexibility regarding the forms of incentive compensation which we will have at our disposal to reward these persons. At the meeting, we are seeking stockholder approval of an amendment to the 1991 Plan to permit our non-employee directors to participate in this Plan. For more information, see the discussion under Proposal 3. Under the 1991 Plan, both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options may be granted. Our Board has designated the Employee Incentive Committee to administer and determine the distribution and terms of awards granted under the 1991 Plan, pursuant to guidelines set forth in the 1991 Plan. During fiscal 1999, options to purchase a total of 332,000 shares of our common stock at exercise prices ranging from $2.63 to $4.50 were granted under the 1991 Plan. As of July 31, 1999, a total of 4,093,144 shares of our common stock remain reserved for future issuance pursuant to the 1991 Plan.

   o     1996 Incentive Compensation Plan

         In July 1996, we adopted and our stockholders approved the IC Plan which, as amended, establishes an incentive compensation pool equal to 25% of all pre-tax, pre-incentive compensation profits, once a 10% pre-tax, pre-incentive return on beginning equity has been achieved. If our pre-tax, pre-incentive compensation profits are sufficient to establish a bonus pool, such bonus pool would then be distributed to management and business unit managers, in majority part based upon a pre-fixed percentage determined in the beginning of the fiscal year in question and to a lesser extent, based upon the discretion of the Employee Incentive Committee after such fiscal year has ended. In the discretion of the Employee Incentive Committee, up to 50% of the value of any award may be paid in restricted shares of our common stock, and up to 100% may be paid in restricted shares with the consent of the recipient. The "restricted" shares will not vest, except in limited circumstances, until three years after the date of grant. During fiscal 1999, no grants were made pursuant to the IC Plan. A total of 714,950 shares of our common stock is currently reserved for issuance under the IC Plan.

   o     1998 Deferred Compensation Plan

         In March 1998, GKN Securities, adopted a deferred compensation plan which was amended in March 1999, pursuant to which management level employees or highly compensated employees of GKN Securities may defer a percentage of his or her commission payout for a fiscal year. The maximum deferral percentage is based upon the employee's prior year's annual production, calculated in accordance with a formula set forth in the deferred compensation plan, and his or her years with GKN Securities. Based upon the actual deferral percentage by the employee, GKN Securities will match the dollar amount of such deferral with a like amount of our Common Stock. Both the employee's deferred commission payout amount and the related GKN Securities matching contribution of our common stock have a three-year vesting period commencing at the end of the applicable deferral year. Payment of the deferred account balance is made after the completion of the three-year vesting period, or earlier upon death.

         We have deposited our shares in the deferred account balance and have made a book entry of the amount deferred by eligible employees. However, the deferred account balances are considered to be unfunded until they are distributed by or vested in an employee and until then, they are subject to forfeiture upon the occurrence of events referenced in the deferred compensation plan.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Our Compensation Committee consists of three of our Board of Director members, two of which are non-employee directors. The Compensation Committee is charged with the responsibilities of establishing and administering the policies and plans which govern compensation for executive officers, including the Named Officers, reviewing and recommending to the Board of Directors the level of compensation of our executive officers and key employees (other than with respect to the 1991 Plan and the IC Plan) and reviewing related party transactions on an ongoing basis for potential conflicts of interest. Our Employee Incentive Committee is responsible for administering and making all decisions with respect to the grant of bonus awards under the 1991 Plan and IC Plan. For fiscal 1999, our Employee Incentive Committee consisted of John P. Margaritis and Arnold B. Pollard, each a non-employee director.

         Prior to the establishment of the Compensation Committee in August 1996, we entered into employment agreements, dated as of May 1, 1996, with each of David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone, expiring in April 30, 1999, which were amended as of April 28, 1999 to extend the term of such agreements on a month-to-month basis until terminated on thirty days prior notice, unless earlier terminated in accordance with the agreement. Those agreements fixed the salaries of such persons. Accordingly, the salaries of such persons for fiscal 1999 were not reviewed by the Compensation Committee. Management recommended an annual salary of $175,000 for Mr. Rosenkrantz for fiscal 1999 and determined that he was entitled to commissions on his brokerage business and eligible to receive bonuses under the IC Plan. Management additionally recommended that Mr. Rosenkrantz's salary remain at $175,000 for fiscal 2000. The Compensation Committee supported such recommendations based upon the following factors: The Compensation Committee analyzed competitive salaries of positions similar to Mr. Rosenkrantz's position; evaluated his level of responsibility in the investment banking department and within our Company; and reviewed our performance for fiscal 1999. The Compensation Committee reaffirmed that Mr. Rosenkrantz is also entitled to commissions on his brokerage business and bonuses under the IC Plan, if any, for fiscal 2000.

         Bonuses for executive management, including the Named Officers (David
M. Nussbaum, Roger N. Gladstone, Peter R. Kent, Lester Rosenkrantz and Robert H. Gladstone), are established in accordance with the terms of the IC Plan. Pursuant to the IC Plan, a bonus pool is determined annually equal to 25% of all of our pre-tax, pre-incentive compensation profits once a 10% pre-tax, pre-incentive compensation return on beginning equity has been achieved. Accordingly, unless we have a specified minimum of pre-tax, pre-incentive compensation profits, no bonuses are awarded under the IC Plan. This reflects our policy to have the bonuses of executive management, including the Named Officers, directly related to our performance. We did not achieve a bonus pool in fiscal 1999. Accordingly, we did not grant any bonuses to the Named Officers for fiscal 1999.

         The Compensation Committee discussed the relationship of the Company's performance to the amount of David M. Nussbaum's compensation for fiscal 1999. Insofar as Mr. Nussbaum's salary is fixed pursuant to an agreement dated prior to the establishment of the Compensation Committee and he did not receive any discretionary compensation for fiscal 1999, the Compensation Committee neither recommended nor determined Mr. Nussbaum's compensation for fiscal 1999. Mr. Nussbaum, however, together with Mr. Roger Gladstone and Mr. Robert Gladstone, voluntarily agreed commencing February 1, 1999 to take only one-half of their base salaries until such time as we report two profitable fiscal quarters.

                             COMPENSATION COMMITTEE
                                David M. Nussbaum
                                John P. Margaritis
                                Arnold B. Pollard

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish us with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during fiscal 1999, except that an initial report which reported the grant of options to Richard Feldman, our then recently appointed Chief Financial Officer, was filed late.

Certain Transactions

         In connection with its corporate finance and investment banking activities, GKN Securities is often issued warrants to purchase securities of the issuer for whom its services are rendered ("Underwriter Warrants"). Less than half of the aggregate number of Underwriter Warrants issuable to GKN Securities are issued to its executive officers and other personnel involved in the transaction (collectively the "Individual Holders"). GKN Securities has, in the past, and may, in the future, purchase Underwriter Warrants from the Individual Holders at a price equal to the market price of the underlying securities less the exercise price of the Underwriter Warrants. Additionally, GKN Securities has, in the past, and may, in the future, lend to the Individual Holders funds to pay the exercise price of the Underwriter Warrants, which loans are repaid, without interest, within a period of no more than two weeks.

         We have purchased and continue to purchase insurance using York International Agency, Inc. ("York") and York Financial Concepts, Inc. ("York Financial") as our agent. James I. Krantz, one of our directors, is President and Chief Executive Officer, a director and a stockholder of York and a majority shareholder of York Financial. In fiscal 1999, we paid to York and York Financial, respectively, premiums of $156,510 and $50,760 for insurance policies purchased through York and York Financial, respectively (a portion of which amounts are paid by the insurer to York and York Financial).

         In the fiscal year ended January 31, 1995, we loaned to Mr. Lester Rosenkrantz, our Executive Vice President and director, an aggregate of $99,000. An additional $25,000 loan was made in the fiscal year ended January 31, 1996. Mr. Rosenkrantz repaid $10,000 in December 1995 and $20,000 in March 1996. In February 1998, we loaned to Mr. Rosenkrantz an additional $50,000. As of January 31, 1999, the principal aggregate outstanding amount of the loans to Mr. Rosenkrantz, amounted to $169,000. These loans were partially satisfied in July 1999 by Mr. Rosenkrantz surrendering his interest in certain Underwriter Warrants.

         Effective October 1, 1998, we sold to Dr. Ernst Muller-Mohl, a person who beneficially owns more than 5% of our outstanding stock, all of the stock we owned in GKN Asset Management AG, for Swiss francs 1 million (U.S. $728,000). GKN Asset Management AG served as an investment advisor to Early Bird, an investment company listed on the Swiss stock exchange. Also effective October 1, 1998, Dr. Ernst Muller-Mohl purchased 300,000 shares of our common stock for $1,050,000. In connection with this purchase, Dr. Muller-Mohl agreed not to sell any shares of our common stock owned by him until September 30, 1999 without our consent and agreed not to purchase any additional shares of our common stock until January 31, 2001 without our consent.

          PROPOSAL 3: Approval of an Amendment to the 1991 Employee Incentive Plan to Permit Non-Employee Directors to Participate in This Plan and to Modify Provisions Regarding the Administration of the Plan

                  At the meeting, our stockholders will be asked to approve an amendment to the 1991 Employee Incentive Plan to permit our non-employee directors to become eligible to receive stock options and other stock-based awards under the 1991 Plan. We will also ask our stockholders to modify the provisions of the 1991 Plan that do not permit directors who are eligible to receive awards under the 1999 Plan (e.g., employees of the Company who are also directors) to vote on issues regarding administration of the 1991 Plan and with respect to particular awards to be made under the 1991 Plan. The amendment will permit eligible directors to vote on these matters.


Reasons for the Amendment

         In June 1991 we adopted and our stockholders approved the 1991 Employee Incentive Plan which provides for the issuance of stock, stock options and other stock purchase rights to officers and other key employees and consultants who render significant services to us. The purpose of the 1991 Plan is to enable the Company to offer these persons an opportunity to acquire a proprietary interest in the Company. The 1991 Plans is intended to provide an additional incentive to those persons whose past, present and future contributions are important to the success of the Company, and to allow the Company to attract and retain qualified persons for the successful conduct of its operations.

         The 1991 Plan currently does not permit directors of the Company, who are not employees or consultants to the Company, to receive awards under the 1991 Initial Plan. Accordingly, all grants of stock options that have been made to our non-employee directors have been made outside of the 1991 Plan. In view of the number of shares of Common Stock we have reserved for issuance under the 1991 Plan, we do not believe it is necessary for the grants of stock options or other stock-based awards to our non-employee directors to be made outside of this plan, and believe that it is better that the awards we issue to our employees, consultants and directors be awarded under the Company's benefit plans. Further, by permitting our directors to receive stock options and other stock-based awards under the 1991 Plan, these awards would not require stockholder approval in each specific instance. The requirements of the Nasdaq National Market require that all awards to officers and directors of our Company, other than awards issued under stockholder-approved plans, are limited to the lesser of 1% of our outstanding Common Stock or 25,000 shares. We do not believe that our Company should go to through the expense of seeking stockholder approval for each particular award.

         In addition, the 1991 Plan does not permit directors who are eligible to receive awards under the 1991 Plan (e.g., employees of the Company who are also directors) to vote on any matters relating to the administration of the 1991 Plan or with respect to any particular award granted under the 1991 Plan. Although we believe it is good practice for directors who have a direct interest with matters that are presented for consideration to the board of directors to abstain from voting on such matters, it is not necessary in all instances that directors who are employees who have received or are eligible to receive awards under the 1991 Plan be prohibited from voting on matters in which they do not have a direct interest.

         Both of the foregoing restrictions were embodied in the 1991 Plan as originally adopted in order to take advantage of provisions of Rule 16b-3 adopted by the SEC under authority granted to it under the Securities Exchange Act of 1934. If a stock-based award is granted in accordance with the requirements of Rule 16b-3, the grant of such award is not deemed to be a purchase of Common Stock that will be matched against subsequent sales of Common Stock within a six-month window that requires disgorgement of profits. After the adoption of the 1991 Plan, the SEC significantly modified Rule 16b-3. Accordingly, the present restrictions imposed by the 1991 Plan are no longer necessary to comply with Rule in 16b-3 as currently in effect.

         For these reasons, we believe the proposed amendment is appropriate. Each of the non-employee directors of the Company were granted options to purchase 5,000 shares of Common Stock on June 29, 1999 outside of the 1991 Plan as indicated earlier in the Proxy Statement. At the present time we have no intention to issue any options to our non-employee directors in the near future.

         The 1991 Plan is summarized on the following pages.

         The Board of Directors Recommends Voting "FOR" PROPOSAL 3.

Summary of the 1991 Plan

General

         Under the 1991 Plan, five types of compensation awards may be granted. They are incentive stock rights, stock options (both options which are intended to qualify as incentive stock options, under Section 422 of the Internal Revenue Code of 1986, and options not qualified under the Internal Revenue Code) stock appreciation rights, limited stock appreciation rights, and restricted stock purchases (collectively these rights, options and shares are hereinafter referred to as "Awards").

Eligibility

         Awards may be made or granted to key employees and consultants who we believe render significant services to us and who we believe will contribute to our success. We refer to these persons as eligible participants. No incentive stock options may be granted to someone who is not employed by us at the time of grant. Nor may an incentive stock option be granted to an employee who owns more than 10% of the combined voting power of all classes of our capital stock unless the option price is at least 110% of the fair market value of the stock subject to the incentive stock option and the option is exercisable for not more than five years from the date granted.

Stock Subject to the 1991 Plan

         A total of 5,000,000 shares of Common Stock was reserved for issuance under the 1991 Plan. At July 31, 1999 there were outstanding options under the 1991 Plan to purchase an aggregate of 4,093,144 shares. Such shares may be authorized and unissued shares, or shares purchased by the Company and reserved for issuance under the 1991 Plan. If a stock option or incentive stock right for any reason expires or is terminated without having been exercised in full, or if shares issued pursuant to restricted stock purchase agreements are repurchased by the Company in accordance with the terms thereof, those shares relating to an unexercised stock option or incentive stock rights or shares which have been repurchased will again become available for issuance under the 1991 Plan. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the 1991 Plan will be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any stock option, stock appreciation right or limited stock appreciation right, upon distribution pursuant to incentive stock rights theretofore granted or upon sale pursuant to restricted stock purchase agreements theretofore entered into, and the price per share with respect thereto, will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

Administration

        The 1991 Plan is administered by the Board of Directors of a designated committee. Our Board has designated the Employee Incentive Committee to administer the 1991 Plan. Reference to the Committee in this section regarding the 1991 Plan, unless otherwise noted, means the Board or Committee, whichever is then acting with respect to the 1991 Plan. Subject to the provisions of the 1991 Plan, the Committee has the authority in its discretion:

        (1)     to determine the fair market value of the Common Stock;

        (2) to determine the exercise price per share of the stock options to be granted;

        (3) to determine the eligible participants to whom, and time or times at which, Awards shall be granted and the number of shares to be issuable upon exercise of each stock option or right or sold pursuant to stock purchase agreements;

        (4)     to construe and interpret the 1991 Plan;

        (5) to adopt, amend and cancel rules and regulations relating to the 1991 Plan;

        (6) to determine the terms and provisions of each Award (which need not be identical); and

        (7) to make all other determinations necessary or advisable for the administration of the 1991 Plan.


Duration and Amendment of the 1991 Plan

         The 1991 Plan will remain in effect until June 3, 2001, unless sooner terminated. The board (but not the Employee Incentive Committee) has the authority to amend the 1991 Plan. However, no amendment may be made that would impair the rights of the recipient of any previously granted Awards, without his or her consent, nor may the Board, without a requisite vote of our stockholders approving such action, amend the 1991 Plan to:

          (1) increase the total number of shares of stock reserved for the purpose of the 1991 Plan; or

          (2)  extend the duration of the 1991 Plan; or

          (3) materially increase the benefits accruing to participants under the 1991 Plan; or

          (4) change the category of persons who can be Eligible Participants under the 1991 Plan.

Awards under the 1991 Plan

         Incentive Stock Rights

         Incentive stock rights give the holder the right to receive, without payment, shares of Common Stock, subject to various terms, conditions and restrictions. The Committee may grant to eligible participants incentive stock rights pursuant to incentive stock right agreements in such form, and not inconsistent with the 1991 Plan, as the Committee approves. An incentive stock rights agreement specifies the number of shares of Common Stock which the holder thereof is entitled to receive, without payment, in consideration for services performed for the Company by the Eligible Participant. The holder of incentive stock rights is entitled to receive shares of Common Stock only after the lapse of certain time period as determined by the Committee at the time of the grant.

         Options

         An option is the right to purchase Common Stock. The 1991 Plan provides for both incentive stock options and non-qualified options. All options are evidenced by stock option agreements in such form, and not inconsistent with the 1991 Plan, as the Committee approves. These agreements generally contain the following terms and conditions:

        (1) The option price, which may not be less than 100% in the case of incentive stock options, and 65% in the case of other options, of the fair market value of the Common Stock at the time the option is granted.

        (2) The total number of shares issuable upon exercise of the option and whether the options are incentive stock options or non-qualified options. Under the 1991 Plan, the aggregate fair market value of the shares of Common Stock that are exercisable for the first time by the holder under all incentive stock options held by this holder during any calendar year may not exceed $100,000.

        (3) The terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. At the time an option is granted, the Committee will fix the period during which it may be exercised which, unless the Committee determines otherwise, shall not be less than one year nor more than, with respect to an incentive stock option, ten years from the date of grant, or with respect to a non-qualified option, no more than thirteen years from the date of grant.

        (4) Stock purchased pursuant to an option agreement generally may be paid for in cash, in a combination of cash and a promissory note, through the delivery of shares of Common Stock, or in a combination of these methods.

        (5) If an option holder ceases to be an employee or consultant of the Company for any reason other than permanent disability or death, any option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, will expire unless exercised within a period of three months from the date on which the option holder ceased to be so employed, but in no event after the expiration of the exercise period. However, if the Committee determines that an option holder has been discharged for cause, options granted and not yet exercised will terminate immediately. In the event of the permanent disability of an option holder while an employee or consultant of the Company, an option granted to such employee or consultant will be exercisable for twelve months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an option holder while an employee or consultant of the Company, or during the 12 month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Committee may provide otherwise, in the event an option holder ceases to be an employee or consultant of the Company for any reason, including death, prior to the option (or any portion) becoming exercisable, the unexercisable portion of such option shall terminate and be null and void.

         Stock Appreciation Rights

         A stock appreciation right is a right given to a holder of a stock option to receive, upon surrender of all or a portion of his or her stock option, without payment, a number of shares of Common Stock of the Company and/or cash, determined pursuant to a formula. The Committee may grant stock appreciation rights to eligible participants who are granted stock options under the 1991 Plan pursuant to a stock appreciation rights agreement in such form, and not inconsistent with the 1991 Plan, and as the Committee approves These agreements generally contain the following terms and conditions:

        (1) Each right will relate to a specific option granted under the 1991 Plan and will be granted to the option holder either concurrently with the grant of such option, or at such later time as determined by the Committee. The holder of the stock appreciation right is entitled to receive the value of the appreciation of a specified number of shares of Common Stock during a specified period of time as designated in the stock appreciation right agreement. Upon exercise or maturity of a stock appreciation right, the holder thereof will receive the full appreciated value in any combination of cash, stock, or other consideration, as specified in the stock appreciation right agreement without payment. No stock appreciation right may be exercised within a period of six months of the date of grant of such stock appreciation right and no stock appreciation right granted with respect to an incentive stock option may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the incentive stock option.

        (2) Upon the exercise of a stock appreciations right, the related option will be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such stock appreciation rights are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common

        Stock available for the grant of options under the 1991 Plan. Upon the exercise or termination of the related option, the stock appreciation rights with respect to such related option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

        (3) If the holder of a stock appreciation right ceases to be an employee or consultant of the Company, his or her stock appreciation rights shall be exercisable only to the extent and upon the conditions that its related option is exercisable.

        Limited Stock Appreciation Rights

         A limited stock appreciation right is a stock appreciation right which is exercisable only upon certain terms, conditions and restrictions. The Committee may grant limited stock appreciation rights to the holder of any option with respect to all or a portion of the shares subject to such option. These limited rights will be granted pursuant to an agreement in such form, and not inconsistent with the 1991 Plan, as the Committee approves. Unless otherwise determined by the Committee, a limited right may be exercised only during the period:

        (1)       beginning on the first day following any one of

               (a) the date of approval by the stockholders of the Company of an Approved Transaction (as defined in the 1991 Plan),

               (b)  the date of a Control Purchase (as defined in the 1991
               Plan), or

               (c)  the date of a Board Change (as defined in the 1991 Plan);
               and

        (2) ending on the thirtieth day (or such other date specified in the stock option agreement) following such date. Each limited right will be exercisable during this limited period only to the extent the related option is then exercisable, and in no event after the termination of the related option.

         Restricted Stock Purchases

         A restricted stock purchase is the purchase of Common Stock that is nontransferable and subject to substantial risk of forfeiture until specific conditions based on continuing employment or achievement of pre-established performance objectives are met. The Committee may authorize the issuance of restricted shares of Common Stock to eligible participants pursuant to restricted share agreements in such form, and not inconsistent with the 1991 Plan, as the Committee approves. The Committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving such stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

         Under a restricted stock grant, a recipient is granted shares of stock that are subject to forfeiture unless certain conditions are met. The shares become available to the recipient as the restrictions lapse, usually on the completion of a period of employment or based on the performance of the Company, as the Committee so determines.

         Restricted shares will be represented by stock certificates registered in the name of the holder to whom such restricted shares shall have been awarded. During the restricted period, certificates representing the restricted shares and any securities constituting retained distributions will bear a restrictive legend to the effect that ownership of the restricted shares are subject to the restrictions, terms and conditions provided in the 1991 Plan and the applicable shares agreement. Such certificates are deposited by such holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the restricted shares and any retained distributions that shall be forfeited.

         Restricted shares constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote such restricted shares, to receive and retain all regular cash dividends, if any, and such other distributions as the Committee may in its sole discretion designate, pay, or distribute on such restricted shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such restricted shares, with the exception that

                (1) the holder will not be entitled to delivery of the stock certificate or certificates representing such restricted shares until the restricted period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;

                (2) the Company will retain custody of the stock certificate or certificates representing the restricted shares during the restricted period;

                (3) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions made or declared with respect to the restricted shares, and such retained distributions will be subject to the same restrictions, terms and conditions as are applicable to the restricted shares, until such time, if ever, as the restricted shares with respect to which such retained distributions shall have been made, paid or declared shall have become vested, and such retained distributions shall not bear interest or be segregated in separate accounts;

                (4) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the restricted shares or any retained distributions during the restricted period; and

                (5) a breach of the restrictions, terms or conditions provided in the 1991 Plan or established by the Committee with respect to any restricted shares or retained distributions will cause a forfeiture of such restricted shares and any retained distributions with respect thereto.

         On the last day of the restricted period with respect to each award of restricted shares, and the satisfaction of any other applicable restrictions, terms and conditions all or part of such restricted shares become vested, and any retained distributions with respect to such restricted shares shall become vested. Unless the Committee determines otherwise, any such restricted shares and retained distributions that shall not have become vested upon the termination of employment of the holder shall be forfeited to the Company and the holder shall not thereafter have any rights (including dividend and voting rights) with respect to such restricted shares and retained distributions that shall have been so forfeited, provided, however, that if the holder shall die, become totally disabled or is terminated by the Company without cause during a restricted period with respect to any restricted shares, then, unless the restricted share agreement relating to such shares provided otherwise, the restricted period applicable to each award of restricted shares to such holder shall be deemed to have expired and all such restricted shares and retained distributions shall become vested.

Acceleration

         Notwithstanding any contrary waiting period in any stock option, incentive stock or restricted stock purchase agreement, or in the 1991 Plan or as determined by the Committee to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the 1991 Plan shall become exercisable in full for the aggregate number of shares covered thereby, and each share issuable upon lapse of an waiting period or issued pursuant to a restricted stock purchase agreement shall vest unconditionally on the first day following the occurrence of any of the following (as defined in the 1991 Plan):

        (1) the approval by the stockholders of the Company of an Approved Transaction;

        (2)      a Control Purchase; or

        (3)      a Board Change.

Nonassignability of Awards

         No incentive stock right, stock option, stock appreciation right or limited stock appreciation right issued pursuant to the 1991 Plan shall be assignable or transferable by an eligible participant except by will or by the laws of descent and distribution and during the lifetime of an eligible participant may only be exercised by him or her.

Withholding Taxes

         Whenever under the 1991 Plan shares are to be issued in satisfaction of stock options, incentive stock rights, stock appreciation rights or limited stock appreciation rights granted under the 1991 Plan, or pursuant to restricted stock purchases, the Company has the right to require the eligible participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of certificates for such shares or at such later time as when the Company may determine that such taxes are due. Whenever under the 1991 Plan payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

Nonexclusivity of the 1991 Plan

         Neither the adoption of the 1991 Plan by the Board of Directors nor any provisions of the 1991 Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than pursuant to the 1991 Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the 1991 Plan is only a summary of the general rules applicable to the awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1991 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Stock Options

         The eligible participant will recognize no taxable income upon the grant or exercise of an incentive stock option. The Company will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the eligible participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for an eligible participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the eligible participant.

         If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above,
(i) the eligible participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-qualified Options

         With respect to non-qualified options (i) upon grant of the option, the eligible participant will recognize no income, (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the eligible participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the eligible participant. On a disposition of the shares, the eligible participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Participant held the shares.

         If the shares acquired upon exercise of a non-qualified option are subject to a substantial risk of forfeiture, the eligible participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such eligible participant timely files under Internal Revenue Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

         Stock Appreciation Rights

         Upon the grant of a stock appreciation right, the eligible participant recognizes no taxable income and the Company receives no deduction. The eligible participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

         Restricted Stock

         An eligible participant who receives restricted stock, whether under incentive stock rights or under a restricted stock purchase, will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, an eligible participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. An eligible participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under
Section 16(b) of the Exchange Act. The holding period to determine whether an eligible participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

         An eligible participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock (determined without regard to the restrictions) over the consideration paid for the restricted stock. If an eligible participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

         On a disposition of the shares, an eligible participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the eligible participant makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the eligible participant, in its taxable year in which such income is included in the eligible participant's gross income. The income recognized by the eligible participant will be subject to applicable withholding tax requirements.

         Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the eligible participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the eligible participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the eligible participant, but will not be deductible by the Company.

         Other Stock-Based Awards

         The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award.


                             Independent Accountants

         KPMG LLP has served as our independent accounting firm for fiscal 1999. We anticipate selecting KPMG LLP as our independent accountants for the fiscal 2000 year, although no formal recommendation has been made to our Board of Directors as of the date of this proxy statement. A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to your appropriate questions.


                        Fiscal 2000 Stockholder Proposals

         In order for your proposals for our fiscal annual meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by us at our principal office in New York, New York not later than February 1, 2000. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, we advise you that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our fiscal 2000 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we received notice of such proposal at our principal office in New York, New York, not later then April 15, 2000.


                             Solicitation of Proxies

         The solicitation of proxies in the enclosed form is made on our behalf and the cost of this solicitation is being paid by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of our directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our stock.

                                  Other Matters

         Our Board of Directors does not know of any matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                              Herbert Sontz, Secretary


New York, New York
August 19, 1999

                  RESEARCH PARTNERS INTERNATIONAL, INC. - PROXY
                       Solicited by the Board of Directors
               for Annual Meeting to be held on September 22, 1999

          The undersigned security holder(s) of RESEARCH PARTNERS INTERNATIONAL,
 P        INC., a Delaware corporation ("Company"), hereby appoints DAVID M.
          NUSSBAUM, ROGER N. GLADSTONE and PETER R. KENT, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the securities standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 22,
 R 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR the following proposals:

 O        1.   ELECTION OF THE FOLLOWING THREE DIRECTORS FOR A THREE-YEAR TERM:

 Y
         FOR all nominees listed                 WITHHOLD AUTHORITY to vote
         below, except as marked                 for the nominees listed
         to the contrary below   |_|             below.                      |_|

                      DAVID M. NUSSBAUM, ROGER N. GLADSTONE
                             AND RICHARD Y. ROBERTS

          INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------------

          2. ELECTION OF THE FOLLOWING DIRECTOR FOR A TWO-YEAR TERM:

          FOR the nominee listed below  |_|    WITHHOLD AUTHORITY to vote
                                               for the nominee listed below |_|

                                ROSWITHA MEULLER

          3. APPROVAL OF AMENDMENT TO 1991 EMPLOYEE INCENTIVE PLAN

          FOR     |_|            AGAINST |_|                 ABSTAIN |_|

          4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

          |_|  I plan to attend the Annual Meeting.


                                              Date ____________________, 1999


                                              _________________________________
                                              Signature


                                              _________________________________
                                              Signature if held jointly


                                             Please sign exactly as name appears
                                             above. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.